                                                                    EXHIBIT 99.3

NEWS RELEASE                                                   TRIDENT
                                                     DIGITALMEDIA FOR THE MASSES

Amy Bates
Tel: (408) 567 2911
FAX: (408) 496 6858
abates@tridmicr.com
WEB: tridentmicro.com

FOR IMMEDIATE RELEASE


                           TRIDENT MICROSYSTEMS, INC.
                                  AMENDS BYLAWS

Santa Clara, California, November 24 -- Trident Microsystems, Inc. ("Trident") announced today that on the evening of November 19, 1999 its Board of Directors adopted an amendment to the Company's Bylaws to clarify the timing of a special meeting of stockholders after a request for such a meeting from a greater than ten percent stockholder. The new special meeting provision sets a minimum of 120 days and a maximum of 130 days as the time frame pursuant to which the Company establishes the date of a special meeting after a request from a greater than ten percent stockholder.

Trident Microsystems, Inc. (Nasdaq: TRID - news), with headquarters in Santa Clara, California, designs, develops and markets digital media for the masses in the form of graphics controllers and multimedia integrated circuits for PCs. Trident's products are sold through a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products please consult the company's web site: http://www.tridentmicro.com